Exhibit 10.17 (d)
CHICAGO BRIDGE & IRON COMPANY
WAIVER AND CONSENT IN LIEU OF
A MEETING OF DIRECTORS
     The undersigned, being all of the duly elected and acting directors of Chicago Bridge & Iron Company, a Delaware corporation (“Company”), hereby unanimously waive all requirements, whether pursuant to applicable Delaware law or the By-Laws of the Company, of notice of or the holding of a meeting of the directors of the company, and in lieu thereof, hereby unanimously consent to the adoption of, and hereby adopt, the following resolutions, pursuant to all applicable provisions of the Delaware General Corporation Law:
     RESOLVED, that the Chicago Bridge & Iron Savings Plan, as amended and restated effective January 1, 1997, and previously amended (“Plan”), shall be and it is hereby amended as set forth in Exhibit A attached and incorporated herein as a part of this resolution, to be effective as specified therein, which shall constitute the Eleventh Amendment of the Plan and which adoption may be evidenced by the execution of such Eleventh Amendment by any of the undersigned directors.
     RESOLVED FURTHER, that the Eleventh Amendment be incorporated into the amended and restated Plan document.

/s/ Philip K. Asherman

Philip K. Asherman
/s/ Ronald A. Ballschmiede

Ronald A. Ballschmiede

Dated: December 18, 2007

Exhibit A
CHICAGO BRIDGE & IRON
SAVINGS PLAN
Eleventh Amendment
     Pursuant to resolution of the Board of Directors of Chicago Bridge & Iron Company, a Delaware corporation (“Company”) dated December 18, 2007, the Chicago Bridge & Iron Savings Plan, as amended and restated effective January 1, 1997, and previously amended (“Plan”), is hereby further amended in this Eleventh Amendment as follows:
1. Subsection 2.13(a) of the Plan is amended to read as follows:
     (a) Compensation. Except as provided in subsection (b), Compensation means the total cash salary and wages paid by the Employer through the U.S. payroll system of an Employer to a Participant while an Eligible Employee, or paid by the Employer through its payroll system for U.S. Expatriate Employees (as defined in Section 2.19) to a Participant while an Eligible Employee or a U.S. Expatriate Employee, (i) including short-term disability payments made directly from the assets of the Employer, overtime, and cash bonuses under any annual or other short-term incentive pay or bonus plan, (ii) excluding long-term incentives, stock options, restricted stock, similar non-cash benefits, contributions or benefits under any employee benefit plan and special allowances provided to U.S. Expatriate Employees for the purpose of equalizing their salary and wages, (iii) increased by the amount of any Elective Deferrals under this Plan and any other elective contributions or deferrals made by an Employer on behalf of an Employee that are excluded from the Participant’s income by Section 125, Section 132(f), Section 402(e)(3), Section 402(h)(1)(B), Section 403(b), Section 408(p)(2)(A)(i) or Section 457 of the Code, and (iv) excluding all compensation in excess of the Compensation Limit. Compensation for a Plan Year shall also include compensation paid by the later of 2 1/2 months after a Participant’s Termination of Employment or the end of the Plan Year that includes the Participant’s Termination of Employment, if:
     (1) the payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absent a Termination of Employment, the payments would have been paid to the Participant while the Participant continued in employment with the Employer; or

     (2) the payment is for unused accrued bona fide sick, vacation, or other leave that the Participant would have been able to use if employment had continued.
     Any payments not described above shall not be considered Compensation if paid after Termination of Employment, even if they are paid by the later of 2 1/2 months after the date of Termination of Employment or the end of the Plan Year that includes the date of Termination of Employment.
     Back pay, within the meaning of Treasury Regulation Section 1.401(c)-2(g)(8), shall be treated as Compensation for the Plan Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included under this definition.
2. Section 2.27(a) of the Plan is amended to read as follows:
     (a) Medical Expenses. Expenses for medical care described in Section 213(d) of the Code previously incurred by the Participant, the Participant’s Spouse, any dependents of the Participant (as defined in Section 152 of the Code), or the Participant’s Beneficiary or amounts necessary for these persons to obtain medical care described in Section 213(d) of the Code.
3. Section 2.27(c) of the Plan is amended to read as follows:
     (c) Educational Expenses. Payment of tuition, related educational fees and room and board expenses for the next 12 months of post-secondary education for the Participant, the Participant’s Spouse, the Participant’s children, any dependents of the Participant (as defined in Section 152 of the Code), or the Participant’s Beneficiary.
4. Section 2.27(f) of the Plan is amended to read as follows:
     (f) Funeral. Payments for burial or funeral expenses for the Participant’s deceased parents, spouse, children, dependents (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B) of the Code), or the Participant’s deceased Beneficiary.
5. Section 3.01(b) is amended to read as follows:
     (b) Except as provided in subsections (c) and (d), each other Eligible Employee shall become a Participant on the first day on which he or she is an Eligible Employee.

6. Section 3.01 of the Plan is amended to add the following new subsection (d) immediately following subsection (c) to reads as follows:
     (d) An Eligible Employee who was an employee of ABB Lummus Global Inc. when such company was acquired shall become a Participant (i) for purposes of making Elective Deferrals (and receiving an allocation of Matching Contributions) on January 1, 2008; and (ii) for all other purposes of this Plan on the first day on which he or she is an Eligible Employee. An Eligible Employee who was an employee of ABB Lummus Global Inc. shall be deemed to be an Active Employee, as defined in Section 2.04(iii), for purposes of receiving a Company Contributions under Section 4.03 for the Plan Year ending December 31, 2007.
7. Section 8.09(2) of the Plan is amended to read as follows:
     (2) “Eligible Retirement Plan” means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distributions. However, in the case of an Eligible Rollover Distribution to a Participant’s surviving spouse or surviving former spouse who is a Distributee pursuant to a Qualified Domestic Relations Order (as defined in Section 13.03), an Eligible Retirement Plan is an individual retirement account or individual retirement annuity. For purposes of this Section an Eligible Retirement Plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code. Notwithstanding any provisions of this Plan to the contrary, a nonspouse Beneficiary may elect to have all or any portion of the benefits payable to such Distributee which constitutes an eligible rollover distribution as defined in Section 402(c)(4) of the Code transferred directly to (A) an individual retirement account described in Section 408(a) of the Code or (B) an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract) that was established for the purpose of receiving the benefits on behalf of the nonspouse Beneficiary.

8. Section 8.09(3) of the Plan is amended to read as follows:
     (3) “Distributee” means a Participant. In addition, a Participant’s surviving spouse, former spouse who is an alternative payee under a Qualified Domestic Relations Order, and a nonspouse Beneficiary are Distributees with regard to the interest of the spouse, former spouse, or nonspouse Beneficiary.
9. The second paragraph of Section A-1 of Appendix A of the Plan is amended to read as follows:
     For purposes of this Appendix A, a “Qualified Joint and Survivor Annuity”, for a Participant who is legally married on his or her Annuity Starting Date, is an immediate installment refund annuity for the life of the Participant with a survivor annuity for the life of such spouse (if such spouse survives the Participant) that is 50% or 75%, as selected by the Participant prior to the Annuity Starting Date, of the amount of the annuity which is payable during the joint lives of the Participant and the spouse, and which is the amount of such benefit that can be purchased with the vested balance of the Participant’s Restricted Accounts. If the Participant does not select a Qualifying Joint and Survivor Annuity of 50% or 75%, then the default distribution shall be a 50% survivor annuity. If the Participant is not married on his or her Annuity Starting Date, a “Qualified Joint and Survivor Annuity” is an immediate installment refund annuity for the life of such Participant, which is the amount of such benefit that can be purchased with the vested balance of the Participant’s Restricted Accounts. The “Annuity Starting Date” is the first day of the first period for which an amount is paid as an annuity or any other form.
     10. Section A-2 of Appendix A of the Plan is amended to read as follows:
     A-2. Election and Revocation of Joint and Survivor Annuity Form. If a Participant is married on his or her Annuity Starting Date, his or her Restricted Account balances shall be paid in the form of a Qualified Joint and Survivor Annuity, subject to the following provisions of this subsection. Within 180 days, but not less than 30 days, preceding the Participant’s Annuity Starting Date, the Plan Administrator will provide, by a means reasonably calculated to reach the Participant and his or her spouse, election information consisting of:
     (a) a written description of the Qualified Joint and Survivor Annuity and the relative financial effect of payment of his or her Restricted Account balances in that form;

     (b) a notification of the right to waive payment in that form, the rights of his or her spouse with respect to such waiver and the right to revoke such waiver, and the effect of such revocation; and
     (c) the relative values of the various optional forms of benefit under the plan as provided in Treasury Regulation Section 1.417(a)-3.
During an election period commencing on the date the Participant receives such election information and ending on the later of the 180th day thereafter or the Annuity Starting Date, a Participant may waive payment in the Qualified Joint and Survivor Annuity form and elect payment in such another form permitted by Section A-1; provided that, the Participant’s surviving spouse, if any, has consented in writing to such waiver and the spouse’s consent acknowledges the effect of such revocation and is witnessed by a notary public. A Participant may, at any time during his or her election period, revoke any prior waiver of the Qualified Joint and Survivor Annuity form. However, the consent of his or her spouse once given shall be irrevocable unless and until the Participant revokes his or her prior waiver of the Joint and Survivor Annuity form. A Participant may request, by writing filed with the Plan Administrator during his or her election period, an explanation, written in nontechnical language, of the terms, conditions and financial effect (in terms of dollars per monthly benefit payment) of payment in the Qualified Joint and Survivor Annuity form. If not previously provided to the Participant, the Plan Administrator shall provide him or her with such explanation within 30 days of his or her request by a method reasonably calculated to reach the Participant and his or her spouse, and the Participant’s election period will be extended, if necessary, to include the 180th day next following the date on which he or she receives such explanation. No distribution shall be made from a Participant’s Restricted Accounts until his or her election period has terminated. Notwithstanding the foregoing, if the Participant’s total distributable Account balances (not just Restricted Account balances) are less than $1,000 as of his or her date of Termination, the Trustee shall immediately distribute such benefits in a lump sum without such Participant’s consent pursuant to Section 8.03 of the Plan.
11. Section A-3 of Appendix A of the Plan is amended to read as follows:
     A-3. Pre-Retirement Survivor Annuity. The term “Pre-Retirement Survivor Annuity” means an installment refund annuity for the life of the Participant’s surviving spouse, the payments under which are equal to the amount of benefit which can be purchased with the Participant’s Restricted Accounts as of the date of his or her death. Payment of such benefits will commence as soon as practicable after the date of the Participant’s death, unless the surviving spouse elects a later date. Any election to waive the Pre-Retirement Survivor Annuity must be made by the Participant in writing during the election period described herein and shall require the spouse’s consent in the same manner provided for in Section A-2. The election period to waive the Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the Participant’s death. In the event a Participant separates from service prior to the beginning of the election period, the election period shall begin on the data of such separation from service. In connection with the election, the Plan Administrator shall provide each Participant within the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35, a written explanation of the Pre-Retirement Survivor Annuity containing comparable information to that required pursuant to the provisions of subsections A-2(a), (b), and (c). If the Participant enters the Plan after the first day of the Plan Year in which the Participant attained age 32, the Plan Administrator shall provide notice no later than the close of the second Plan Year following the entry of the Participant into the Plan. In the case of a Participant who has a Termination of Employment before the Plan Year in which age 35 is attained, the written explanation shall be provided within the two year period beginning one year prior to Termination of Employment and ending one year after Termination of Employment. If such a Participant thereafter returns to employment with the Employer, the applicable period for providing the written explanation shall be redetermined. If the total distributable balance of the Participant’s Accounts (not just Restricted Accounts) is less than $1,000 as of his or her date of Termination, the Trustees shall provide for the immediate distribution of such Accounts to the Participant’s spouse. If the value exceeds $1,000, an immediate distribution of the entire amount may be made to the surviving spouse, provided such surviving spouse consents in writing to such distribution.
12. The amendments made by paragraphs 5 and 6 above shall be effective November 19, 2007. The amendments made by the remaining paragraphs above shall be effective January 1, 2008.

Dated: December 18, 2007
	By:	/s/ Ronald A. Ballschmiede

Director, Chicago Bridge & Iron Company